                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                            Dated September 24, 2004

                                     between

                          CRYSTAL US HOLDINGS 3 L.L.C.

                             CRYSTAL US SUB 3 CORP.

                                       and

                         BANC OF AMERICA SECURITIES LLC

            $163,000,000 10% SERIES A SENIOR DISCOUNT NOTES DUE 2014
          $690,000,000 10 1/2% SERIES B SENIOR DISCOUNT NOTES DUE 2014

                          REGISTRATION RIGHTS AGREEMENT

                                                              September 24, 2004

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

          Crystal US Holdings 3 L.L.C., a Delaware limited liability company
("DELAWARE LLC") and Crystal US Sub 3 Corp., a Delaware corporation ("DELAWARE
CORP.", and Delaware LLC and Delaware Corp., together the "ISSUERS") propose to issue and sell to Banc of America Securities LLC (the "INITIAL PURCHASER")
$163,000,000 aggregate principal amount at maturity of their 10% Series A Senior
Discount Notes due 2014 ("SERIES A NOTES") and $690,000,000 aggregate principal amount at maturity of their 10 1/2% Series B Senior Discount Notes due 2014
("SERIES B NOTES" and Series A Notes and Series B Notes, the "SECURITIES") upon the terms set forth in the Purchase Agreement among the Issuers and the Initial
Purchaser, dated September 17, 2004 (the "PURCHASE AGREEMENT"), relating to the initial placement (the "INITIAL PLACEMENT") of the Securities. To induce the
Initial Purchaser to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Issuers agree with you for your benefit and the benefit of the holders from time to time of the Securities
(including the Initial Purchaser) (each, a "HOLDER" and, collectively, the
"HOLDERS"), as follows:

          1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "AFFILIATE" shall have the meaning specified in Rule 405 under the Act and the term "controlling" shall have a meaning correlative thereto.

               "BROKER-DEALER" shall mean any broker or dealer registered as such under the Exchange Act.

               "BUSINESS DAY" shall mean a day other than a Saturday, a
     Sunday or a legal holiday or day on which banking institutions or trust companies are authorized or required by law to close in New York City.

               "CLOSING DATE" shall mean the date of the first issuance of the
     Securities.

               "COMMISSION" shall mean the Securities and Exchange Commission.

               "DEFERRAL PERIOD" shall have the meaning set forth in Section
     4(k)(ii) hereof.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "EXCHANGE OFFER" shall mean the exchange offer by the Issuers of
     Securities for Registrable Securities pursuant to Section 2(a) hereof.

               "EXCHANGE OFFER REGISTRATION PERIOD" shall mean the period of 90 days following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

               "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement of the Issuers on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "EXCHANGE SECURITIES" shall mean debt securities of the Issuers, in each case identical in all material respects to the Securities (except that the transfer restrictions and liquidated damages provisions will be eliminated, as appropriate) to be issued under the Exchange Securities
     Indenture.

               "EXCHANGE SECURITIES INDENTURE" shall mean the Indenture or an indenture among the Issuers and the Exchange Securities Trustee, identical in all material respects to the Indenture (except that the transfer restrictions and liquidated damages provisions will be eliminated, as appropriate), which may be the Indenture if in the terms thereof appropriate provision is made for the Exchange Securities.

               "EXCHANGE SECURITIES TRUSTEE" shall mean the Trustee or a bank or trust company satisfactory to the Initial Purchaser, as trustee with respect to the Exchange Securities under the Exchange Securities Indenture.
     For the purposes of the Exchange

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     Securities Indenture, The Bank of New York is deemed satisfactory to the
     Initial Purchaser.

               "EXCHANGING DEALER" shall mean any Holder (which may include the
     Initial Purchaser) that is a Broker-Dealer and elects to exchange for
     Exchange Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for Exchange
     Securities.

               "FINAL MEMORANDUM" shall mean the offering memorandum, dated
     September 21, 2004, relating to the Securities, including any and all supplements or exhibits thereto and any information incorporated by reference therein as of such date.

               "HOLDER" shall have the meaning set forth in the preamble hereto.

               "HOLDINGS" shall have the meaning set forth in the preamble hereto.

               "INDENTURE" shall mean that certain Indenture relating to the
     Securities, dated as of September 24, 2004, among the Issuers and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

               "INITIAL PLACEMENT" shall have the meaning set forth in the preamble hereto.

               "INITIAL PURCHASER" shall have the meaning set forth in the preamble hereto.

               "ISSUERS" shall have the meaning set forth in the preamble hereto.

               "LIQUIDATED DAMAGES" shall have the meaning set forth in Section
     8 hereof.

               "LOSSES" shall have the meaning set forth in Section 6(d) hereof.

               "MAJORITY HOLDERS" shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities and Exchange Securities registered under a Registration Statement.

               "MANAGING UNDERWRITERS" shall mean the investment banker or investment bankers and manager or managers who administer an underwritten offering, if any, under a Registration Statement.

               "NASD RULES" shall mean the Conduct Rules and the By-laws of the
     National Association of Securities Dealers, Inc.

               "PARENT" shall mean BCP Crystal Holdings Ltd. 2, a company incorporated with limited liability under the laws of the Cayman Islands.

               "PROSPECTUS" shall mean the prospectus included in any
     Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the
     Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the
     Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

               "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble hereto.

               "REGISTERED EXCHANGE OFFER" shall mean the proposed offer of the
     Issuers to issue and deliver to the Holders of Securities, which Holders are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the Exchange Securities.

               "REGISTRABLE SECURITIES" shall mean (i) Securities other than those that have been (A) registered under a Registration Statement and disposed of in accordance therewith or (B) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission and (ii) any Exchange
     Securities the resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act.

               "REGISTRATION STATEMENT" shall mean any Exchange Offer
     Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the
     Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

               "SECURITIES" shall have the meaning set forth in the preamble hereto.

               "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 3 hereof.

               "SHELF REGISTRATION PERIOD" shall have the meaning set forth in
     Section 3(b)(ii) hereof.

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               "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Issuers pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amend-ments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "TRUSTEE" shall mean the trustee with respect to the Securities under the Indenture.

               "UNDERWRITER" shall mean any underwriter of Securities in
     connection with an offering thereof under a Shelf Registration Statement.

          2. Registered Exchange Offer.

                    (a) The Issuers shall prepare and use their reasonable best efforts to file with the Commission and cause to become effective the
     Exchange Offer Registration Statement with respect to the Registered
     Exchange Offer. The Issuers shall use their reasonable best efforts to cause the Registered Exchange Offer to be completed under the Act within
     270 days of the Closing Date.

                    (b) Upon the effectiveness of the Exchange Offer
     Registration Statement, the Issuers shall promptly commence the Registered
     Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities
     (assuming that such Holder (i) is not an Affiliate of the Issuers, (ii)
     acquires the Exchange Securities in the ordinary course of such Holder's business, (iii) has no arrangements with any person to participate in the distribution of the Exchange Securities, (iv) is not prohibited by any law or policy of the Commission from participating in the Registered Exchange
     Offer and (v) is not the Initial Purchaser holding Securities that have the status of an unsold allotment remaining from the initial distribution of the Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                    (c) In connection with the Registered Exchange Offer, the
     Issuers shall:

                         (i) mail or cause to be mailed to each Holder a copy of
          the Prospectus forming part of the Exchange Offer Registration
          Statement, together with an appropriate letter of transmittal and related documents;

                         (ii) keep the Registered Exchange Offer open for at
          least 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

                         (iii) use its reasonable best efforts to keep the
          Exchange Offer Registration Statement continuously effective under the
          Act, supplemented and amended as required under the Act, to ensure that it is available for sales of Exchange Securities by Exchanging
          Dealers during the Exchange Offer Registration Period;

                         (iv) utilize the services of a depositary for the
          Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the Exchange Securities
          Trustee or an Affiliate of either of them;

                         (v) permit Holders to withdraw tendered Securities at
          any time prior to the close of business, New York time, on the last
          Business Day on which the Registered Exchange Offer is open;

                         (vi) prior to effectiveness of the Exchange Offer
          Registration Statement, provide a supplemental letter to the
          Commission (A) stating that the Issuers are conducting the Registered
          Exchange Offer in reliance on the position of the Commission in Exxon
          Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan
          Stanley & Co., Inc. (pub. avail. June 5, 1991) and (B) including a representation that the Issuers have not entered into any arrangement or understanding with any person to distribute the Exchange Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers' information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or
          understanding with any person to participate in the distribution of the Exchange Securities; and

                         (vii)comply in all respects with all laws applicable to
          the Registered Exchange Offer.

                    (d) As soon as practicable after the close of the Registered
     Exchange Offer, the Issuers shall:

                                        6

                         (i) accept for exchange all Securities tendered and not
          validly withdrawn pursuant to the Registered Exchange Offer;

                         (ii) deliver to the Trustee for cancellation in
          accordance with Section 4(s) hereof all Securities so accepted for exchange; and

                         (iii)cause the Exchange Securities Trustee promptly to
          authenticate and deliver to each Holder of Securities a principal amount of Exchange Securities equal to the principal amount of the
          Securities of such Holder so accepted for exchange.

                    (e) Each Holder hereby acknowledges and agrees that any
     Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub.
     avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5,
     1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Securities obtained by such
     Holder in exchange for Securities acquired by such Holder directly from any
     Issuer or any Affiliate of any Issuer. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers that, at the time of the consummation of the
     Registered Exchange Offer:

                         (i) any Exchange Securities received by such Holder
          shall be acquired in the ordinary course of business;

                         (ii) such Holder shall have no arrangement or
          understanding with any person to participate in the distribution within the meaning of the Act of the Securities or the Exchange
          Securities;

                         (iii)such Holder is not an Affiliate of the Issuers;
          and

                         (iv) if such Holder is an Exchanging Dealer, then such
          Holder will deliver a Prospectus in connection with a sale of any
          Exchange Securities received by such Holder pursuant to the Registered
          Exchange Offer.

                    (f) If the Initial Purchaser determines that it is not
     eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of the Initial Purchaser, the Issuers shall issue and deliver to the Initial Purchaser or the person purchasing Exchange
     Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Initial Purchaser, in exchange for such
     Securities, a like principal amount of Exchange Securities. The Issuers shall use their reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number and International Securities Identification
     Number ("ISIN") for such Exchange Securities as for Exchange Securities issued pursuant to the Registered Exchange Offer.

          3. Shelf Registration.

                    (a) If (i) due to any change in law or applicable
     interpretations thereof by the Commission's staff, the Issuers determine upon advice of their outside counsel that it is not permitted to effect the
     Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 270 days of the Closing Date; (iii) the Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for Exchange
     Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder
     (other than the Initial Purchaser) is not eligible to participate in the
     Registered Exchange Offer; or (v) in the case that the Initial Purchaser participates in the Registered Exchange Offer or acquires Exchange
     Securities pursuant to Section 2(f) hereof, the Initial Purchaser does not receive freely tradeable Exchange Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that
     (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of Exchange Securities acquired in exchange for such Securities shall result in such Exchange Securities being not "freely tradeable;" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not "freely tradeable"), the Issuers shall file and use their reasonable best efforts to cause to become and keep effective a Shelf Registration Statement in accordance with subsection (b) below.

                    (b) (i) The Issuers shall use their reasonable best efforts to as promptly as practicable file with the Commission and shall use their reasonable best efforts to cause to be declared effective under the Act within 270 days, a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the
     Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf
     Registration Statement; provided, however, that no Holder (other than the
     Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to Exchange
     Securities received by the Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                         (ii) The Issuers shall use their reasonable best
          efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of: (A) the second anniversary of the Closing Date, (B) the date upon which all the Securities or Exchange Securities, as applicable, covered by the
          Shelf Registration Statement have been sold pursuant to the Shelf
          Registration Statement or (C) the date upon which the Securities or
          Exchange Securities, as applicable, covered by the Shelf Registration
          Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 under the Act pursuant to paragraph (k) thereof (in any such case, the "SHELF
          REGISTRATION PERIOD"). The Issuers shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise taken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers'
          obligations hereunder), including the acquisition or divestiture of assets and (y) permitted pursuant to Section 4(k)(ii) hereof.

                         (iii)The Issuers shall cause the Shelf Registration
          Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or

          necessary in order to make the statements therein (in the case of the
          Prospectus, in the light of the circumstances under which they were made) not misleading.

          4. Additional Registration Procedures. In connection with any Shelf
Registration Statement and, to the extent applicable, any Exchange Offer
Registration Statement, the following provisions shall apply.

               (a) The Issuers shall:

                         (i) furnish to counsel for the Initial Purchaser and to
          counsel for the Holders, not less than two (2) Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer
          Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the
          Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its commercially reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as counsel to the
          Holders or counsel for the Initial Purchaser reasonably propose;

                         (ii) include the information set forth in Annex A
          hereto on the facing page of the Exchange Offer Registration
          Statement, in Annex B hereto in the forepart of the Exchange Offer
          Registration Statement in a section setting forth details of the
          Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer
          Registration Statement and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

                         (iii)if requested by the Initial Purchaser, include the
          information required by Item 507 or 508, as applicable, of Regulation
          S-K in the Prospectus contained in the Exchange Offer Registration
          Statement or Shelf Registration Statement; and

                         (iv) in the case of a Shelf Registration Statement,
          include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

               (b) The Issuers shall use their reasonable best efforts to ensure that:

                         (i) any Registration Statement and any amendment
          thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

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                         (ii) any Registration Statement and any amendment
          thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (c) The Issuers shall advise counsel for the Initial Purchaser, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by the Initial Purchaser or any such
     Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers shall have remedied the basis for such suspension):

                         (i) when a Registration Statement and any amendment
          thereto has been filed with the Commission and when the Registration
          Statement or any post-effective amendment thereto has become effective;

                         (ii) of any request by the Commission after the
          effective date for any amendment or supplement to the Registration
          Statement or the Prospectus or for additional information;

                         (iii)of the issuance by the Commission of any stop
          order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose;

                         (iv) of the receipt by the Issuers of any notification
          with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution of any proceeding for such purpose; and

                         (v) of the happening of any event that requires any
          change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

               (d) The Issuers shall use their commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

                                       11

               (e) The Issuers shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one
     (1) copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto
     (including exhibits incorporated by reference therein).

               (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration
     Statement, without charge, as many copies of the Prospectus (including the
     Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.
     The Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the
     Prospectus, or any amendment or supplement thereto, included in the Shelf
     Registration Statement.

               (g) The Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one (1) conformed copy of the Exchange
     Offer Registration Statement and any post-effective amendments thereto, including all material incorporated by reference therein, and, if the
     Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

               (h) The Issuers shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other person required to deliver a
     Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer
     Registration Statement and any amendments or supplements thereto as any such person may reasonably request. The Issuers consent to the use of the
     Prospectus or any amendments or supplements thereto by the Initial
     Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the
     Exchange Offer Registration Statement.

               (i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Issuers shall arrange, if necessary, for the registration or qualification of the
     Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement,

                                       12

     in any such jurisdiction where it is not then so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in such jurisdiction.

               (j) The Issuers shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing
     Exchange Securities or Securities to be issued or sold pursuant to any
     Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least three (3) Business Days prior to the closing date of any sales of Exchange Securities.

               (k) (i) Upon the occurrence of any event contemplated by
     subsections (c) (ii) through (v) above, the Issuers shall promptly (or within the time period provided for by clause (ii) hereof, if applicable)
     prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchaser of the Securities included therein, the Prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the
     Exchange Offer Registration Statement provided for in Section 2 hereof shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date when the Initial Purchaser, the Holders of the
     Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4(k).

                         (ii) Upon the occurrence or existence of any pending
          corporate development or any other material event that, in the reasonable judgment of the Issuers, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related
          Prospectus, the Issuers shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in
          Section 3(a)(i) hereof, or until it is advised in writing by the
          Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "DEFERRAL PERIOD") (1) shall not exceed 60 consecutive days, (2) shall not occur more than three times during any calendar year and (3) shall extend the number of days the Shelf Registration

                                       13

          or any Prospectus is available by an amount equal to the Deferral
          Period. Any Liquidated Damages payable pursuant to Section 8(a)(iii)
          shall cease to accrue during any Deferral Period.

               (l) Not later than the effective date of any Registration
     Statement, the Issuers shall provide a CUSIP number and ISIN for the
     Securities or the Exchange Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form eligible for deposit with The Depository Trust Company.

               (m) The Issuers shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement.

               (n) The Issuers shall cause the Exchange Securities Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

               (o) The Issuers may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such Securities as the Issuers may from time to time reasonably require for inclusion in such
     Registration Statement. The Issuers may exclude from such Shelf
     Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

               (p) In the case of any Shelf Registration Statement, upon the request of the Majority Holders, the Issuers shall enter into customary agreements (including, if requested, one underwriting agreement in customary form) and take all other appropriate actions, if any, as the
     Majority Holders shall reasonably request in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

               (q) In the case of any Shelf Registration Statement, the Issuers shall:

                         (i) make reasonably available for inspection at a
          location where they are normally kept and during normal business hours by the Majority Holders of Securities to be registered thereunder, any underwriter

                                       14

          participating in any disposition pursuant to such Registration
          Statement and any attorney, accountant or other agent retained by such
          Holders or any such underwriter, all relevant financial and other records and pertinent corporate documents of the Issuers and its subsidiaries;

                         (ii) use its reasonable best efforts to cause its
          officers, directors, employees, accountants and auditors to supply all relevant information requested by the Holders or any such underwriter, attorney, accountant or agent (each, an "INSPECTOR") in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such Inspector shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (1) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (2)
          disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (3) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (4) such information becomes available to such Inspector from a source other than the
          Issuers and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement or is not otherwise under a duty of trust to the Issuers;

                         (iii) make such representations and warranties to the
          Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuer to underwriters in primary underwritten offerings;

                         (iv) obtain opinions of counsel to the Issuers and
          updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing
          Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                         (v) obtain "comfort" letters and updates thereof from
          the independent certified public accountants of the Parent (and, if necessary, any other independent certified public accountants of any subsidiary of the Parent or of any business acquired by the Parent for which financial statements and

                                       15

          financial data are, or are required to be, included in the
          Registration Statement), addressed to each selling Holder of
          Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in
          "comfort" letters in connection with primary underwritten offerings;
          and

                         (vi) deliver such documents and certificates as may be
          reasonably requested by the Majority Holders or the Managing
          Underwriters, if any, including those to evidence compliance with
          Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers.

               (r) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Issuers (or to such other person as directed by the Issuers) in exchange for the Exchange Securities, the Issuers shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the
     Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

               (s) The Issuers shall use their commercially reasonable best efforts to take all other steps necessary to effect the registration of the
     Securities or the Exchange Securities, as the case may be, covered by a
     Registration Statement.

          5. Registration Expenses. The Issuers shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel
(which shall initially be Davis Polk & Wardwell, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, shall reimburse the Initial Purchaser for the reasonable fees and disbursements of counsel acting in connection therewith, in each case which counsel shall be approved by the Issuers (such approval not to be unreasonably withheld). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Securities or Exchange
Securities.

          6. Indemnification and Contribution.

               (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement, the Initial Purchaser and
     each Affiliate thereof and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof,

                                       16

     each Exchanging Dealer, the directors, officers and Affiliates of each such
     Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under Section 15 of the Act, Section 20 of the
     Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the party claiming indemnification specifically for inclusion therein; provided, further, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of the
     Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by the Initial
     Purchaser and any such loss, claim, damage or liability of or with respect to the Initial Purchaser results from the fact that both (i) a copy of the
     Final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii)
     the untrue statement in or omission from such Preliminary Prospectus was corrected in the Final Prospectus unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Issuers with the provisions of Section 4 hereof. This indemnity agreement shall be in addition to any liability that the Issuers may otherwise have. The
     Issuers shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to

                                       17

     such claim or action) unless such settlement, compromise or consent is consented to by the Issuers, which consent shall not be unreasonably withheld.

               (b) Each Holder of securities covered by a Registration Statement
     (including the Initial Purchaser that is a Holder, in such capacity)
     severally and not jointly agrees to indemnify and hold harmless the Issuers and each of its directors, each of its officers who signs such Registration
     Statement and each person who controls the Issuers within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be in addition to any liability that any such
     Holder may otherwise have.

               (c) Promptly after receipt by an indemnified party under this
     Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) shall not relieve it from liability under paragraph
     (a) or (b) of this Section 6 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 6. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person), (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are

                                       18

     different from or additional to those available to the indemnifying party,
     (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
     (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Any such separate firm for the Initial Purchaser, its affiliates, directors and officers and any control persons of the Initial Purchaser shall be designated in writing by Banc of America Securities LLC and any such separate firm for the Issuers and any control persons of the Issuers shall be designated in writing by the Issuers. In the event that the Initial
     Purchaser, its affiliates, directors and officers or any control persons of the Initial Purchaser are Indemnified Persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 6(c), and the Initial Purchaser, its affiliates, directors and officers or any control persons of the Initial Purchaser cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by Banc of
     America Securities LLC. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any concession of, fault, culpability or failure to act by or on behalf of any indemnified party.

               (d) In the event that the indemnity provided in paragraph (a) or
     (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively "LOSSES") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial
     Placement and the Registration Statement which resulted in such Losses;
     provided, however, that in no case shall the Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the

                                       19

     case of a Exchange Security, applicable to the Security that was exchangeable into such Exchange Security, as set forth in the Purchase
     Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.
     Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Purchase Agreement, and benefits received by any other
     Holders shall be deemed to be equal to the value of receiving Securities or
     Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 6(d), no person guilty of fraudulent misrepresentation (within the meaning of
     Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each person, if any, who controls a Holder within the meaning of either the Act or the Exchange Act and each director and officer of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuers within the meaning of either
     Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Issuers who shall have signed the Registration Statement and each director of the Issuers shall have the same rights to contribution as the
     Issuers, subject in each case to the applicable terms and conditions of this paragraph 6(d).

                                       20

               (e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any
     Holder or the Issuers or any of the indemnified persons referred to in this
     Section 6, and shall survive the sale by a Holder of securities covered by a Registration Statement.

          7. Underwritten Registrations.

               (a) If any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters, if any, shall be selected by the Majority Holders, subject to the consent of the Issuers (which shall not be unreasonably withheld), and the Holders of Securities or Exchange
     Securities covered by such Shelf Registration Statement shall be responsible for all underwriting commissions and discounts.

               (b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person's Securities or Exchange Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and
     (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          8. Registration Defaults.

               (a) If any of the following events shall occur, then the Issuers shall pay liquidated damages (the "LIQUIDATED DAMAGES") to the Holders of
     Securities in respect of the Securities as follows:

                         (i) if (a) neither (x) the Registered Exchange Offer is
          completed, nor (y) if required, the Shelf Registration Statement is declared effective, within, in each case, 270 days of the Closing
          Date, then Liquidated Damages shall accrue on the Registrable
          Securities at a rate of 0.25% per annum on the principal amount of such Registrable Securities for the first 90 days from and including such specified date and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; provided that Liquidated Damages in the aggregate under this Section 8 may not exceed 1.0% per annum of the principal amount of such Registrable
          Securities; or

                         (ii) notwithstanding that the Issuers has consummated
          or will consummate a Registered Exchange Offer, if the Issuers is required to file a Shelf Registration Statement and such Shelf
          Registration Statement is not declared effective on or prior to the
          270th day following the date the filing of

                                       21

          such Shelf Registration Statement is required or requested pursuant to
          Section 3(a), then Liquidated Damages shall accrue on the Registrable
          Securities at a rate of 0.25% per annum of the principal amount of such Registrable Securities for the first 90 days from and including such specified date and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; provided that Liquidated Damages in the aggregate under this Section 8 may not exceed 1.0% per annum of the principal amount of such Registrable
          Securities; or

                         (iii) subject to the last sentence of Section 4(k)(ii)
          above, if the Shelf Registration Statement required by Section 3(a) of this Agreement has been declared effective but thereafter ceases to be effective at any time at which it is required to be effective under this Agreement and such failure to remain effective exists for more than 30 consecutive days or more than 60 days (whether or not consecutive) during the period for which the Shelf Registration
          Statement is required, then commencing on the 31st day or 61st day, as applicable, following the date on which such Shelf Registration
          Statement ceases to be effective, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum of the principal amount of such Registrable Securities for the first 90 days from and including such 31st day or 61st day, as applicable, following the date on which such Shelf Registration Statement ceases to be effective and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; provided that
          Liquidated Damages in the aggregate under this Section 8 may not exceed 1.0% per annum of the principal amount of such Registrable
          Securities;

     provided, however, that upon (1) the completion of the Exchange Offer (in the case of paragraph (i) above), (2) the effectiveness of the Shelf
     Registration Statement (in the case of paragraph (ii) above) and (3) the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of paragraph (iii) above), Liquidated Damages shall cease to accrue.

               (b) The Issuers shall notify the Trustee in writing within one
     Business Day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid and within one Business
     Day after such Liquidated Damages cease to accrue. Any amounts of
     Liquidated Damages due pursuant to paragraphs (i), (ii) or (iii) of this
     Section 8(a) that accrues prior to October 1, 2009 shall be added to the accreted value of each note, and all additional amounts that accrue thereafter shall be payable in cash on each interest payment date specified by the Indenture to the record holder entitled to receive the interest payment to be made

                                       22

     on such date, commencing with the first such date occurring after any such
     Liquidated Damages commences to accrue.

               (c) The parties hereto agree that the liquidated damages in the form of Liquidated Damages provided for in this Section 8 constitute a reasonable estimate of and are intended to constitute the sole damages payable under this Agreement that will be suffered by Holders of Securities by reason of the failure of (i) the Registered Exchange Offer to be completed; (ii) the Shelf Registration Statement, if required hereby, to be declared effective, or (iii) the Shelf Registration Statement to remain effective (and the prospectus contained therein to remain usable), in each case to the extent required by this Agreement.

          9. No Inconsistent Agreements. The Issuers has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

          10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights and obligations of the Initial Purchaser hereunder, the Issuers shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of
Registered Securities unless consented to in writing by such Holder; and
provided, further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers has obtained the written consent of the Initial Purchaser and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority
Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration
Statement.

          11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                                       23

               (a) if to a Holder, at the most current address given by such
     Holder to the Issuers in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar (as such term is defined in the
     Indenture) under the Indenture;

               (b) if to the Initial Purchaser, initially at the address or addresses set forth in the Purchase Agreement; and

               (c) if to the Issuers, initially at their address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given when received.

     The Initial Purchaser or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Issuers agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

          13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Securities and the Exchange
Securities, and the indemnified persons referred to in Section 6 hereof. The
Issuers hereby agrees to extend the benefits of this Agreement to any Holder of
Securities and the Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          14. Counterparts. This Agreement may be signed in one or more counterparts which may be delivered in original form or by telecopier, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

          15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be

                                       24

performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          18. Securities Held by any Issuers, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Issuers or their Affiliates (other than subsequent
Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or
Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                           [Signature pages follow.]

                                       25

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Issuers and the Initial Purchaser.

                                              Very truly yours,

                                        CRYSTAL US HOLDINGS 3 L.L.C.

                                        By: /s/ Anjan Mukherjee
                                            ------------------------------------
                                            Name: Anjan Mukherjee
                                            Title: Authorized Person

                                        CRYSTAL US SUB 3 CORP.

                                        By: /s/ Anjan Mukherjee
                                            ------------------------------------
                                            Name: Anjan Mukherjee
                                            Title: Authorized Person

Accepted as of the date hereof

BANC OF AMERICA SECURITIES LLC

By: /s/ James G. Rose, Jr.
    ---------------------------------
    Name: James G. Rose, Jr.
    Title: Managing Director

                                       26

                                                                         ANNEX A

          Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it shall deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer shall not be deemed to admit that it is an "underwriter" within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of
Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after consummation of the Registered Exchange Offer, they shall make this
Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                      A-1

                                                                         ANNEX B

          Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it shall deliver a Prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution".

                                      B-1

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

          Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Securities.
This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the consummation of the Registered
Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, 20___, all dealers effecting transactions in the
Exchange Securities may be required to deliver a Prospectus.

          The Issuers will not receive any proceeds from any sale of Exchange
Securities by brokers-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange
Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange
Offer and any broker or dealer that participates in a distribution of such
Exchange Securities may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

          For a period of 90 days after the consummation of the Registered
Exchange Offer, the Issuers will promptly send additional copies of this
Prospectus and any amendments or supplements to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The
Issuers have agreed to pay all expenses incident to the Registered Exchange
Offer (including the expenses of one counsel for the holder of the Securities)
other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

                                      C-1

                                                                         ANNEX D

                LANGUAGE TO BE INCLUDED IN LETTER OF TRANSMITTAL

1.   PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND
     WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY
     AMENDMENTS OR SUPPLEMENTS THERETO.

          Name: __________________________________
          Address: _______________________________
                   _______________________________

2.   If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of
     Exchange Securities and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Securities. If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the
     Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it shall deliver a Prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a Prospectus, the undersigned shall not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                                       D-1